SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2013

American Locker Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-439	16-0338330
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2701 Regent Blvd., Suite 200

DFW Airport, Texas 75261

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 329-1600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective July 1, 2013, the board of directors of American Locker Group Incorporated (the “Company”) appointed Stephen P. Slay to serve as the Company’s Chief Financial Officer. Mr. Slay, age 50, had previously been engaged by the Company as a consultant and served as the Company’s Vice President, Finance and its interim Chief Financial Officer. Mr. Slay has over 25 years experience as an accounting and finance professional. From 2006 to 2012, Mr. Slay was with DRI Corporation, a public company headquartered in Dallas, Texas, and served as its Corporate Controller, Chief Financial Officer and Chief Accounting Officer. Prior to DRI Corporation, Mr. Slay held senior accounting and finance positions at Axtive Corporation, McAfee, Inc., Zane Publishing, Inc., and Greyhound Lines, Inc., all located in the Dallas, Texas area. Mr. Slay started his career with the public accounting firm of Arthur Andersen & Company and is a 1985 graduate of the University of Oklahoma.

Mr. Slay will receive base compensation of $170,000 per year and will be eligible to participate in an annual management incentive plan, as determined by the Company’s Compensation Committee, with a target bonus payout of 30% of his base compensation. Mr. Slay also received options to purchase 10,000 shares of the Company’s common stock. These options are subject to the following vesting schedule: 3,334 will vest on July 1, 2014 and 3,333 will vest on each of July 1, 2015 and 2016. In addition, he will receive a $10,000 signing bonus and will be eligible to participate in the Company’s employee benefit plans. If Mr. Slay’s employment is terminated without cause, he will be entitled to receive a severance payment equal to six months of his then current base compensation. If Mr. Slay’s employment is terminated within 12 months of a change in control of the Company, he will be entitled to receive a severance payment equal to 12 months of his then current base compensation and all of his unvested stock options will immediately vest. The key terms of Mr. Slay’s compensation arrangements are described in the offer letter dated June 21, 2013, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

There is no family relationship between Mr. Slay and any director or executive officer of the Company and there is no transaction between Mr. Slay and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Offer Letter dated June 21, 2013to Mr. Stephen P. Slay

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED

Date: July 3, 2013	By:	/s/ Anthony B. Johnston
Anthony B. Johnston
Chairman of the Board and Chief Executive Officer